Posting Supplement No. 146 dated March 7, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 365674

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365674	$7,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365674. Member loan 365674 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	MetLife Inc.	Debt-to-income ratio:	19.45%
Length of employment:	1 year 3 months	Location:	spring hill, FL

Home town:	Carver
Current & past employers:	MetLife Inc.
Education:	University of Massachusetts-Dartmouth, University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

To consolidate credit cards and a private education loan

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,310.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378259

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378259	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378259. Member loan 378259 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	CGI	Debt-to-income ratio:	8.66%
Length of employment:	6 months	Location:	FAIRFAX, VA

Home town:	Feurs
Current & past employers:	CGI
Education:	SUNY at Albany

This borrower member posted the following loan description, which has not been verified:

Need $5,000 personal loan.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,337.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379014

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379014	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379014. Member loan 379014 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,666 / month
Current employer:	Pennsylvania Air National Guard	Debt-to-income ratio:	2.23%
Length of employment:	2 years 3 months	Location:	Middletown, PA

Home town:	Harrisburg
Current & past employers:	Pennsylvania Air National Guard, Exel Logistics
Education:	Shippensburg University of Pennsylvania, Millersville University of Pennsylvania, Harrisburg Area Community College-Harrisburg

This borrower member posted the following loan description, which has not been verified:

Having a garage built for storage, when deployed overseas with the military. Will be used to keep our vehicles out of the elements. Father and son, both inmilitary.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,200.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 379749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379749	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379749. Member loan 379749 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	eSpindle Learning	Debt-to-income ratio:	20.07%
Length of employment:	5 years	Location:	Sebastopol, CA

Home town:	Frankfurt
Current & past employers:	eSpindle Learning, AromaLand
Education:	DePaul University, Excelsior College, Thomas Edison State College, Technische Universitaet, Freie Universitaet

This borrower member posted the following loan description, which has not been verified:

Let your money work and help kids learn! We need to finance additional development at www.eSpindle.org, a nonprofit organization providing targeted vocabulary and spelling coaching. We earn revenue from memberships and site licenses, and maintain scholarships for disadvantaged students. With this loan we will: --- Pay off our Advanta business credit card debt (rate was ???hijacked??? from 7% to 35% without any reason or notification. If you google Advanta business card you will see that this happened to all Advanta business card holders.) --- Develop options for visitors to enroll and earn rewards without out-of-pocket expense, using Scrip and Affiliate revenue. --- Translate the eSpindle slide show into multiple languages; build a network of local account managers who work with English Language schools. --- Boost our PR efforts, test direct mail campaign. Regarding my credit profile: While it appears as though I owe a relatively large amount of personal debt, this is actually business debt, privately financed. While my low salary would be cause for concern if this were indeed personal debt, it is in this case simply a sign of my commitment to the program. I am very passionate about this program and invest every dollar back into it to make it grow faster. Loaning to eSpindle Learning will be an investment with double return: Not only will your money work for you, but it will also help many kids gain verbal confidence and succeed academically!

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,260.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379896

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379896	$10,775	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379896. Member loan 379896 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	nassau inn	Debt-to-income ratio:	5.02%
Length of employment:	1 year	Location:	hopewell, NJ

Home town:	New Brunswick
Current & past employers:	nassau inn, chimney rock inn
Education:	Raritan Valley Community College

This borrower member posted the following loan description, which has not been verified:

Loan for used truck and materials to start landscaping business

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,889.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380184

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380184	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380184. Member loan 380184 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Bonillas Elementary	Debt-to-income ratio:	7.61%
Length of employment:	12 years	Location:	TUCSON, AZ

Home town:	Houston
Current & past employers:	Bonillas Elementary, St Mary's Seminary in Baltimore, MD
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

A need to update the house to code.

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	24
Revolving Credit Balance:	$22,493.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380204

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380204	$13,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380204. Member loan 380204 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Self Employed	Debt-to-income ratio:	14.40%
Length of employment:	3 years	Location:	carlsbad, CA

Home town:	San Diego
Current & past employers:	Self Employed, Moreno Aerial Photo Surveys
Education:	National University

This borrower member posted the following loan description, which has not been verified:

Credit Consolidation

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	24	Months Since Last Delinquency:	13
Revolving Credit Balance:	$13,780.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380297

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380297	$7,700	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380297. Member loan 380297 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	B.B. Chemicals, Inc.	Debt-to-income ratio:	24.50%
Length of employment:	6 months	Location:	Eustace, TX

Home town:	Poteet
Current & past employers:	B.B. Chemicals, Inc., Self-Employed, Tex-Systems & Services
Education:

This borrower member posted the following loan description, which has not been verified:

I have only one credit card, but the interest I am paying on it is outragiously high. I want to pay it off and cancel it. Thanks!

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,734.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380303

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380303	$5,750	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380303. Member loan 380303 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	American General Finance	Debt-to-income ratio:	18.58%
Length of employment:	3 years 4 months	Location:	Columbus, OH

Home town:	Canton, oh
Current & past employers:	American General Finance
Education:	The Ohio State University

This borrower member posted the following loan description, which has not been verified:

I will use this loan to pay off a high interest credit card. Try as I might, I can't seem to make a dent in it. I have dutifully made on time, larger than minimum payments for years, but the card compnay has refused several times to lower my interest rate. I would like to pay them off and cut up the card.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	28
Revolving Credit Balance:	$6,180.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380631

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380631	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380631. Member loan 380631 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,915 / month
Current employer:	United States Air Force	Debt-to-income ratio:	10.46%
Length of employment:	2 years 3 months	Location:	Fort Walton Beach, FL

Home town:
Current & past employers:	United States Air Force
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

I am looking to buy my first home and would like to borrow money for the down payment.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$152.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380661

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380661	$20,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380661. Member loan 380661 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,333 / month
Current employer:	Infinity Designs, Inc.	Debt-to-income ratio:	7.28%
Length of employment:	6 years	Location:	Birmingham, AK

Home town:	Jemison
Current & past employers:	Infinity Designs, Inc., Union Camp
Education:	University of Montevallo

This borrower member posted the following loan description, which has not been verified:

Paying back money to lenders in order to consolidate debt into 1 payment.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	50
Revolving Credit Balance:	$50,381.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380664

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380664	$17,050	19.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380664. Member loan 380664 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Zolio,llC	Debt-to-income ratio:	7.29%
Length of employment:	1 year 6 months	Location:	Lyndhurst, OH

Home town:	Lyndhurst
Current & past employers:	Zolio,llC, Franklin & Seidelmann
Education:	Johnson & Wales University-Providence

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow 20,000 over a fix set of months and interest rate to consolidate my high interest credit card debt.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	59
Revolving Credit Balance:	$31,634.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 380749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380749	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380749. Member loan 380749 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	United Dental Corporation	Debt-to-income ratio:	3.03%
Length of employment:	2 months	Location:	Washington, DC

Home town:	Medellin
Current & past employers:	United Dental Corporation, Glaceau Vitamin Water, Pulsar Advertising
Education:	The Catholic University of America

This borrower member posted the following loan description, which has not been verified:

I intend on going back to school to apply for my masters degree in Marketing/Advertising. I attended Catholic University of America and graduated debt free. I am currently working full time, but unfortunately do not have enough money to pay my rent and first semesters tuition fee. This money would also allow me to take a part time job so that I may focus on my studies for one full year.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1973	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	33
Revolving Credit Balance:	$3,431.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380759

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380759	$16,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380759. Member loan 380759 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	ASI	Debt-to-income ratio:	15.25%
Length of employment:	8 years 6 months	Location:	new albany, OH

Home town:
Current & past employers:	ASI
Education:

This borrower member posted the following loan description, which has not been verified:

I have two credict cards that will start charging me 19.24% and 23.9% next month after their promotional rate ends. I know I can get a better rate with LendingClub

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$342,902.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380839

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380839	$18,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380839. Member loan 380839 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Boardwalk LLC	Debt-to-income ratio:	0.00%
Length of employment:	4 months	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Boardwalk LLC, Blue Chip Software
Education:	The Ohio State University

This borrower member posted the following loan description, which has not been verified:

I currently own one fully rented property in Columbus, Ohio near The Ohio State University. I am purchasing cash flowing rental properties in the area. I have found a two unit Duplex that needs a little paint on the inside and it will be ready to rent. The property is listed for $18,000 and will rent out at $500 per side per month. I have tried to obtain mortgage financing through local banks but the loan amount is too low for banks to even take a look at.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 380963

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380963	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380963. Member loan 380963 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	el paso county sheriffs office	Debt-to-income ratio:	17.96%
Length of employment:	12 years	Location:	horizon, TX

Home town:	El Paso
Current & past employers:	el paso county sheriffs office
Education:	El Paso Community College

This borrower member posted the following loan description, which has not been verified:

medical expenses, property tax, and an existing loan with a high interest rate are the debts I need to pay

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$754.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381015

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381015	$11,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381015. Member loan 381015 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Towbin Infiniti	Debt-to-income ratio:	10.87%
Length of employment:	3 months	Location:	Henderson, NV

Home town:	Columbus
Current & past employers:	Towbin Infiniti
Education:	Miami University-Oxford

This borrower member posted the following loan description, which has not been verified:

I wish to consolidate all of my revolving debt into one monthly payment where a greater percentage of payment is applied toward principal and I can be out of debt in 36 months. Any remainder will be applied to my higher interest student loans. I particularly wish to cease business with Citi, because after years of responsible usage and on-time payments, they raised the rate on my Mastercard by 6 points with no explanation.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	13
Revolving Credit Balance:	$11,419.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381017

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381017	$18,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381017. Member loan 381017 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Trefoil Management LLC	Debt-to-income ratio:	17.81%
Length of employment:	2 years	Location:	Bryn Mawr, PA

Home town:	Clifton Park
Current & past employers:	Trefoil Management LLC, Eastman Kodak
Education:	Alfred University, University of Rochester

This borrower member posted the following loan description, which has not been verified:

My family and I have recently moved to the Philadelphia area, and due to the higher cost of living relative to our previous home, we have unfortunately built up some credit card debt. I have never been late or missed a payment on any loan, and this loan would be used to pay off my credit card debt.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,995.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 381018

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381018	$15,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381018. Member loan 381018 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,251 / month
Current employer:	Direct Connect	Debt-to-income ratio:	8.40%
Length of employment:	2 years 2 months	Location:	Herndon, VA

Home town:	Vienna
Current & past employers:	Direct Connect, Go-Members
Education:	Virginia Polytechnic Institute and State University (Virginia Tech), The University of Tennessee

This borrower member posted the following loan description, which has not been verified:

I was prequalified from Discover personal finance for upto $30,000 with a rate of 8.99%. I sent the application in along with my banks routing info as per the instructions but have yet to hear anything. Until 5 months ago, I had 2 credit cards which I paid off monthly, never carrying a balance. My soon to be husband became ill and asked if I would open some new credit for his medical bills which I did. I am now carrying 5 credit cards and simply want to consolidate all the cards and use just 1 primary card that I can pay off monthly as I have done for 15 plus years. My husband (soon 2 be) is recovered and working and paying all the monthly requirements for the cards. If I could please receive a rate under 10%, I would be in a position to pay from $600 -$800 on this consolidation loan per month

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,991.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381100

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381100	$20,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381100. Member loan 381100 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,458 / month
Current employer:	n/a	Debt-to-income ratio:	10.56%
Length of employment:	1 year 6 months	Location:	Tacoma, WA

Home town:
Current & past employers:
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I have a complex and somewhat unique situation for which I am seeking a loan. This loan is to help my sister, who is a CPA and our parents own their own business. Neither my sister or I work in the business and have our jobs based in another town. For our parents business, we have only been listed as an officer and have signature authority on the bank account. We do not handle any of the cash nor work in the business. They got behind on their payroll taxes and owe money to the IRS. In addition, my parents filed personal bankruptcy and the IRS is in the collection process for the payroll taxes. Under the tax code, the IRS can hold any officer in the company that would have had the ability make payments liable for the payroll taxes. Thus, the IRS is not only attempting to collect from the business and my parents, but also holding my sister personally liable due to her CPA license. The impact of the IRS holding my sister liable is huge again because of her CPA license. If she does not pay the tax, they will file a lien against her as well as revoke her ability to prepare tax returns. If the IRS revokes that ability, the state can revoke her CPA license, which means that she not only loses her job but also her 1/3 ownership in her accounting firm. If that happens, she will lose everything that she has worked over 15 years to build. My sister is well-respected in her area for business advisory services, tax preparation and financial statements. She LOVES her job and what she does and cannot imagine losing it. She does not condone the actions of our parents and is caught in an unfortunate legal liability of which she had no control of. We have attempted to get a business loan with her guarantee from the bank, but they also required a guarantee from the shareholders which was declined due to their bankruptcy. She is unable to secure a loan personally to cover the full amount of the debt due to prior obligations. Furthermore, she has resigned her position as an officer and asked to be removed from the bank account to avoid any future potential liability. My sister is determined to keep her career which she has worked so hard to build and I am doing what I can to help her. I would deeply appreciate an understanding of the unfortunate circumstances of the situation and any willingness to help.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,121.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381117

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381117	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381117. Member loan 381117 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Kaprio Design, LLC	Debt-to-income ratio:	21.10%
Length of employment:	15 years	Location:	Herndon, VA

Home town:	Scranton
Current & past employers:	Kaprio Design, LLC, Ethan Allen Interiors, Renaissance Homes, Marriott International
Education:	University of Scranton

This borrower member posted the following loan description, which has not been verified:

I have recently applied for a patent for cordless lamps (lighting), to be powered by rechargeable batteries, with remote control and a timer. I am working with InventSAI, a company that provides the legal, marketing & product development aspects of this venture. My request for a loan is to finance the cost of this service and additional costs to produce a prototype of the product and bring it to the marketplace. I am a self-employed interior designer who has faced with the need for decorative cordless lamps in both residential and commercial projects. I truly believe that this is a valuable idea, and simply need the funds to proceed.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1978	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	74
Revolving Credit Balance:	$20,714.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381122

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381122	$20,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381122. Member loan 381122 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	QMS	Debt-to-income ratio:	10.43%
Length of employment:	4 years	Location:	Burbank, CA

Home town:	yerevan
Current & past employers:	QMS, Olympia Medical Center
Education:	Concorde Career College at North Hollywood

This borrower member posted the following loan description, which has not been verified:

to consolidate credit card debt.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	32
Revolving Credit Balance:	$13,693.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381123

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381123	$20,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381123. Member loan 381123 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Bell South	Debt-to-income ratio:	22.19%
Length of employment:	20 years 2 months	Location:	atlanta, GA

Home town:	Queens
Current & past employers:	Bell South
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will consolidate my expences to one low monthly payment. It will free up so much unnecessary expenditure.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1978	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	48
Revolving Credit Balance:	$22,371.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381126

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381126	$20,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381126. Member loan 381126 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,000 / month
Current employer:	Rainbow Magic Car Wash Inc	Debt-to-income ratio:	12.61%
Length of employment:	2 years 10 months	Location:	College Point, NY

Home town:	Seoul
Current & past employers:	Rainbow Magic Car Wash Inc, Paradise Spa
Education:

This borrower member posted the following loan description, which has not been verified:

I have a credit card which I have had for a very long time and I have never been late on payments. I have a large balance on this card because I was offered a low APR for balance transfers. Well, the last check that I had sent in was apparently ripped up in the mail and it was returned to me making my payment late. However, they charged me a late fee and hiked my APR to an unbelievable rate of 30%. I have gotten the late fee waived but they can do nothing about the APR. I am trying to find ways to save a little here and there and the interest is too much for me right now to handle. Please help!

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$116,893.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 381143

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381143	$9,000	19.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381143. Member loan 381143 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,983 / month
Current employer:	Sky Lakes Medical Center	Debt-to-income ratio:	12.27%
Length of employment:	1 year 6 months	Location:	Chiloquin, OR

Home town:	Phoenix
Current & past employers:	Sky Lakes Medical Center, United States Marine Corps
Education:	USAF Air University

This borrower member posted the following loan description, which has not been verified:

I purchased a new car last year, and have paid on it faithfully. The interest rate is high, due to my lack of extended/existing credit in the past. (I usually pay cash for what I need/want). I was in a situation where I drove 50 miles round trip to work, and my V8 truck gas cost alone - justified my purchase. I also knew if I stayed on top of my payments I could refinance in the short term. 1) I want to pay off the car loan. 2) I want to pay partial closing costs on an approved VA home loan. 3) I have two low limit cards that I will pay off. I will close one card, and keep my Capital One. 4) The rest will be used to comfortably move us into the new home, with some money to be used for new fencing on the property.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	66
Revolving Credit Balance:	$434.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 381158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381158	$4,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381158. Member loan 381158 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	Walgreen	Debt-to-income ratio:	8.26%
Length of employment:	2 years 4 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Walgreen
Education:	Community College of Philadelphia

This borrower member posted the following loan description, which has not been verified:

I am helping a family member that was layoff from work and enter to financial difficulty after struggling to find work. The situation has made his credit score low and needs help to catch up with a lot of bills. He has found himself a job but needs help with a short-term loan. I always try to do my best to a family member that is it need and that is what the word family means when you can help each other get through hard times.

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,090.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381179

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381179	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381179. Member loan 381179 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	No Slippy Hair Clippy, Inc.	Debt-to-income ratio:	20.72%
Length of employment:	6 years 6 months	Location:	Vacaville, CA

Home town:	Manhattan Beach
Current & past employers:	No Slippy Hair Clippy, Inc., Reebok, Inc.
Education:	San Diego State University-Main Campus, University of Arizona

This borrower member posted the following loan description, which has not been verified:

We are diversifying our product mix with a new line of hair accessories for dogs, to augment our current successful line of products for girls and women. The loan would fund a new ecommerce website, launch an SEO program around our total business, and build a new online wholsale ordering capability for our current account list of 2000 retailers.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,579.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381180

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381180	$12,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381180. Member loan 381180 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	American Car Commercial	Debt-to-income ratio:	16.53%
Length of employment:	10 years	Location:	exeter, NH

Home town:	Liverpool
Current & past employers:	American Car Commercial
Education:	St Marys Collage

This borrower member posted the following loan description, which has not been verified:

We are a company based in New Hampshire with a turnover last year of approx $600000 We set up another business also in NH which is funding itself in less then a year with 5 staff to set this business up we funded this through a company called Stirling Funding which is a credit card merchant for funding small business's based on your daily credit card transactions, we have approx $11000 left to finish this debt which started out at $40000 less than 10 months ago which if you do the math is about $3000 pm due to the resession things are slowing a little and we would rather have a smaller payment to finish the loan term as it is just starting to effect cash flow (Please note that my listing was removed and put back by lending club all in Error)

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,534.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 381235

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381235	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381235. Member loan 381235 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,906 / month
Current employer:	Lompoc Unified School District	Debt-to-income ratio:	24.91%
Length of employment:	9 years 7 months	Location:	Lompoc, CA

Home town:	Santa Barbara
Current & past employers:	Lompoc Unified School District
Education:	California Polytechnic State University (CalPoly), Grand Canyon University

This borrower member posted the following loan description, which has not been verified:

To pay off a high interest rate loan, auto loan, and a couple credit cards.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	56	Months Since Last Delinquency:	14
Revolving Credit Balance:	$6,344.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381252

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381252	$9,600	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381252. Member loan 381252 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,875 / month
Current employer:	Lake County Schools	Debt-to-income ratio:	15.62%
Length of employment:	1 year 3 months	Location:	Minneola, FL

Home town:	Victorville
Current & past employers:	Lake County Schools
Education:	Middle Tennessee State University

This borrower member posted the following loan description, which has not been verified:

Purchase a boat

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	12
Revolving Credit Balance:	$14,929.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381261

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381261	$20,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381261. Member loan 381261 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,837 / month
Current employer:	KTU+A	Debt-to-income ratio:	16.54%
Length of employment:	6 years 6 months	Location:	Coronado, CA

Home town:	Lakewood
Current & past employers:	KTU+A, Port Blakley
Education:	Texas A & M University

This borrower member posted the following loan description, which has not been verified:

After looking at funding options, I have determined that a Peer-to-Peer Loan is be the best option for my situation. The loan I am requesting will pay off my wife and son's medical bills and will allow me to consolidate all of our other monthly payments. I have been employed with the same company for 7 years and love what I do. At this time, my debit ratio is higher than I care for, so I'm sure you understand the need for consolidaton at a lower rate. In addition, the ability to pay off medical bills will lift a hugh weight off my family's shoulders. In advance, I would like to thank you for your support and your investment in my families financial freedom.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,147.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381265

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381265	$8,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381265. Member loan 381265 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,198 / month
Current employer:	Coldwell Banker	Debt-to-income ratio:	10.76%
Length of employment:	2 years	Location:	Goleta, CA

Home town:	Sacramento
Current & past employers:	Coldwell Banker, J.Jill
Education:	University of California- Santa Barbara

This borrower member posted the following loan description, which has not been verified:

I have 4 high interest almost completely maxed out credit cards that i have been struggling to pay off for over a year. I know that I could pay the debt off faster and with less stress if i can get it in one monthly payment at a lower interest rate. I relied on my credit cards when i was low on cash and it has come back to haunt me with the interest killing me. I have been searching for a solution to my never ending problem and I finally have decided that a personal loan is all i can do. I want to be able to make a difference in my balance each month as opposed to interest voiding my payment each time.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,961.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381284

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381284	$14,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381284. Member loan 381284 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	US Air Force	Debt-to-income ratio:	21.21%
Length of employment:	17 years 8 months	Location:	Brockton, MA

Home town:	Washington
Current & past employers:	US Air Force
Education:	Colorado Technical University Online

This borrower member posted the following loan description, which has not been verified:

To consolidate 3 credit cards

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,125.00	Public Records On File:	0
Revolving Line Utilization:	92.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381301

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381301	$7,200	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381301. Member loan 381301 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Beyond Appraisal, Inc.	Debt-to-income ratio:	4.41%
Length of employment:	1 year 6 months	Location:	Olathe, KS

Home town:	Callaway
Current & past employers:	Beyond Appraisal, Inc., DST Systems
Education:	Southeast Community College Area

This borrower member posted the following loan description, which has not been verified:

Need to replace bathtub and support structure to recover from long term water damage.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	29
Revolving Credit Balance:	$12,513.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381306

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381306	$12,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381306. Member loan 381306 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	CHRISTUS St. Vincent Regional Medical Center	Debt-to-income ratio:	20.15%
Length of employment:	7 years 6 months	Location:	Santa Fe, NM

Home town:	Cologne
Current & past employers:	CHRISTUS St. Vincent Regional Medical Center, U.S. Department of Defense, College of Santa Fe
Education:	University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

Hello! I am currently employed full-time and my domestic partner is permanently disabled with rheumatoid arthritis. We are just getting by on my salary and his small monthly pension. We do not own a home. I carry about $30,000 in credit card debt on four cards and I am committed to repaying this debt. Although I am not behind on any of my payments, the banks are beginning to hike my interest rates. I would like to borrow $20,000 to pay off three of these credit cards. Thank you for considering my request!

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,154.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381326

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381326	$11,200	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381326. Member loan 381326 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	13.59%
Length of employment:	7 years	Location:	PALISADES PARK, NJ

Home town:	dumont
Current & past employers:	United Parcel Service
Education:	New Jersey City University

This borrower member posted the following loan description, which has not been verified:

Paying back relative for money borrowed.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	81
Revolving Credit Balance:	$3,774.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 381331

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381331	$17,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381331. Member loan 381331 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Equiom Inc.	Debt-to-income ratio:	12.93%
Length of employment:	1 year 4 months	Location:	Golden, CO

Home town:	Phoenix
Current & past employers:	Equiom Inc.
Education:	Colorado School of Mines

This borrower member posted the following loan description, which has not been verified:

My name is David. I graduated from the Colorado School of Mines with a degree in Engineering Physics two years ago. I have a stable job working as a Field Service Engineer for an international corporation. I have never missed a payment on any of my lines of credit but my debt is spread out among three different locations, all with high interest rates. I am able to make more than the minimum payments on all three lines of credit but paying off this debt is going to take a while this way. My goal in obtaining a consolidation loan is to have one central location for all this debt to be able to pay it down much quicker and try to get a lower interest rate.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,495.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381333

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381333	$16,450	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381333. Member loan 381333 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Self Employed Computer Analyst	Debt-to-income ratio:	1.20%
Length of employment:	30 years	Location:	Bronx, NY

Home town:	New York
Current & past employers:	Self Employed Computer Analyst, Omnitech Systems Group, LLC
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

I have a residential rental property that generates a net profit of slightly over $ 2,000 per month (after mortage payments, fuel expense and repairs). In December a tenant of over 10 years past away. The unit is a high rent unit. I decided to upgrade the unit with new windows, kitchen cabinets and appliances using my American Express and Visa cards, thinking that upon completion, (given my excellent credit rating), I could get a short term low interest bank loan to recover my construction costs. Needless to say the banks aren't lending.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,172.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381334

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381334	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381334. Member loan 381334 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,800 / month
Current employer:	n/a	Debt-to-income ratio:	4.97%
Length of employment:	6 years	Location:	Westmont, IL

Home town:
Current & past employers:	Elegant Beauty Salon and Spa
Education:	Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

I would like to buy some equipment for my salon and do some construction to help with the expansion. My salon is incorporated under an independent contractor booth rental model. I have 8 stylists that pay $200 per week to work in the salon. The salon grosses $6400 per month, and the net is about $2900 per month, which is $34,800 per year after rent and utilities. I would like to add more styling stations and equipment which will help to generate more net income. I am also employed full time for the government and my salary is $48,000 per year. I bring home about $3900 per month after payroll deductions and taxes, but this amount does vary depending on how many hours I work, and overtime, etc. I do not have any other expenses for the salon because the stylists which are independent contractors are responsible for purchasing their own items and supplies, etc. The only monthly debt payments I have personally totals $340, excluding housing. Including my housing it is $1,099. I do not have any credit card debt, no collections, and no bankruptcies. Conventional banks do not help people that are in my unique situation. My business is a cash business, and I have not applied for a lot of credit accounts, and the banks look down on that. I do not have a lot of open credit accounts because I do not really believe in credit cards. I like to pay cash if I have it and that way I avoid getting into debt. I have been very responsible with credit and do not like to just open up accounts for the heck of it. Apparently this is not something that banks like, because they are saying that I do not have a lot of credit accounts. I only have 3 but that is enough for me. They want people to open up so many accounts so that you can drown in debt, but I have steered clear of that scenario. Please help me further my business venture because banks are not willing to help someone with a unique situation like me even though I have good credit scores.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	55
Revolving Credit Balance:	$11.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 381335

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381335	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381335. Member loan 381335 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	kelly's restaurant	Debt-to-income ratio:	17.70%
Length of employment:	1 year 4 months	Location:	long beach, CA

Home town:	long beach
Current & past employers:	kelly's restaurant, olives gourmet grocer, poggio restaurant
Education:	California Culinary Academy, Long Beach City College

This borrower member posted the following loan description, which has not been verified:

want to consolidate debt and have capital to start a small catering business

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,416.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 381353

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381353	$6,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381353. Member loan 381353 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Wy Department of Transportation	Debt-to-income ratio:	24.71%
Length of employment:	1 year 9 months	Location:	Moorcroft, WY

Home town:	Sundance
Current & past employers:	Wy Department of Transportation, Sharon's Home Health Care
Education:	Moorcroft Community College

This borrower member posted the following loan description, which has not been verified:

Loan to pay off credit cards and have one payment each month.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	29
Revolving Credit Balance:	$8,375.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381373

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381373	$10,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381373. Member loan 381373 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Eldre Corporation	Debt-to-income ratio:	22.22%
Length of employment:	9 years	Location:	Rochester, NY

Home town:
Current & past employers:	Eldre Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan To Consolidate Current Accounts

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,558.00	Public Records On File:	1
Revolving Line Utilization:	23.90%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 381406

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381406	$18,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381406. Member loan 381406 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:	dmc	Debt-to-income ratio:	21.94%
Length of employment:	20 years	Location:	Detroit, MI

Home town:
Current & past employers:	dmc
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

Looking to pay off and lower credit card debt.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,980.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 381426

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381426	$3,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381426. Member loan 381426 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Team Ford	Debt-to-income ratio:	17.63%
Length of employment:	8 years 9 months	Location:	Las Vegas, NV

Home town:	Suffern
Current & past employers:	Team Ford, Farmers Insurance Group, Verizon Communications
Education:	University of Nevada-Las Vegas

This borrower member posted the following loan description, which has not been verified:

This loan would be used to update ceramic tile countertops, sink, and a leaking faucet!

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	70
Revolving Credit Balance:	$6,345.00	Public Records On File:	1
Revolving Line Utilization:	90.60%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381435

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381435	$14,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381435. Member loan 381435 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	RNL Biostar Inc	Debt-to-income ratio:	0.32%
Length of employment:	2 years 1 month	Location:	Clarksburg, MD

Home town:	Seoul
Current & past employers:	RNL Biostar Inc, Korea University
Education:	Korea University

This borrower member posted the following loan description, which has not been verified:

I have following debts; 1. Balance from furniture purchase : $4,350 2. Debt from two credit cards : $9,320 The purpose of the loan will be the consolidation of the debts described above.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,926.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381466

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381466	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381466. Member loan 381466 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	kone	Debt-to-income ratio:	11.48%
Length of employment:	9 months	Location:	paramus, NJ

Home town:	saddlebrook
Current & past employers:	kone, Van natta Mechanical
Education:

This borrower member posted the following loan description, which has not been verified:

consolidate and erase credit cards

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,727.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381474

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381474	$12,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381474. Member loan 381474 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,084 / month
Current employer:	Pinnacle Data Systems	Debt-to-income ratio:	13.46%
Length of employment:	2 years 4 months	Location:	DORA, AL

Home town:	Jasper
Current & past employers:	Pinnacle Data Systems, SunGard Data Systems
Education:	Bevill State Community College

This borrower member posted the following loan description, which has not been verified:

loan is needed to pay off credit cards that have been cancelled

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,800.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381518

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381518	$4,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381518. Member loan 381518 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	ElderHelp of San Diego	Debt-to-income ratio:	9.72%
Length of employment:	4 months	Location:	San Diego, CA

Home town:	Fall River
Current & past employers:	ElderHelp of San Diego, Anti-Defamation League, Comp-U-Trade, Stanley Bostitch, Americorps NCCC
Education:	Bristol Community College

This borrower member posted the following loan description, which has not been verified:

I am trying to get a lower interest rate on my Washington Mutual credit card debt. The credit card once had a low percentage APR when it was owned by Providian, then Washington Mutual bought Providian and raised my rate. Now Chase has bought Washington Mutual and my APR has raised again.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,490.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381522

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381522	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381522. Member loan 381522 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	11.51%
Length of employment:	11 years	Location:	Orangeburg, NY

Home town:	New York
Current & past employers:	Verizon Wireless, Verizon Communications
Education:	Dominican College of Blauvelt

This borrower member posted the following loan description, which has not been verified:

This will help me take courses in Real Estate Investing and help start my very own business in that field. This is a perfect time to get into this line of business with the present economic situation that the country is going thru. Current property is going at discounted prices, foreclosures are on the rise, houses for rent are in demand. This "recovery" money will help me start my business, enabling me to generate a positive cash flow income to help my kids and my family. Please help.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	7
Revolving Credit Balance:	$791.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381527

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381527	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381527. Member loan 381527 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Redford Union School District	Debt-to-income ratio:	19.38%
Length of employment:	4 years	Location:	Redford, MI

Home town:	Ann Arbor
Current & past employers:	Redford Union School District
Education:	Adrian College Graduated, Michigan State University Master's Program Attending

This borrower member posted the following loan description, which has not been verified:

My partner and I are beginning a real estate investment business to take advantage of the extremely low housing costs. I am a full time teacher and my partner, Don, owns his own Carpentry business. We are going to buy foreclosed homes that need a little repair, fix them up and set up lease with option to buy. We have a few customer thats are interested in housing but we are lacking the initial funding to get this project started. All of the houses that we have been looking at are listed below fair market value by at least 50%.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	8
Revolving Credit Balance:	$9,554.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381528

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381528	$8,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381528. Member loan 381528 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Kent Denver School	Debt-to-income ratio:	21.68%
Length of employment:	1 year 8 months	Location:	DENVER, CO

Home town:	Bon Carbo
Current & past employers:	Kent Denver School
Education:	University of Colorado at Boulder, Trinidad State Junior College, University of Colorado Denver

This borrower member posted the following loan description, which has not been verified:

Working through finishing my degree has spurred me to get rid of my credit cards and make a single loan payment as to simplify my budget while I have the added education expense.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,000.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381543

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381543	$4,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381543. Member loan 381543 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Royal Caribbean Cruises ltd.	Debt-to-income ratio:	9.96%
Length of employment:	16 years	Location:	DALLAS, GA

Home town:	Dallas
Current & past employers:	Royal Caribbean Cruises ltd., HHL Financial
Education:	Kennesaw State University

This borrower member posted the following loan description, which has not been verified:

I want to pay off some other expenses with this money as a consolidation.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	38
Revolving Credit Balance:	$10,046.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 381596

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381596	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381596. Member loan 381596 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	mikes lawn care	Debt-to-income ratio:	3.28%
Length of employment:	50 years	Location:	LARGO, FL

Home town:	St lewis
Current & past employers:	mikes lawn care, self employed
Education:

This borrower member posted the following loan description, which has not been verified:

please contact us at 727-584-6161 about the loan

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	41
Revolving Credit Balance:	$1,110.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381607

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381607	$5,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381607. Member loan 381607 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	va dept of health	Debt-to-income ratio:	11.67%
Length of employment:	5 years 6 months	Location:	leesburg, VA

Home town:	Copan
Current & past employers:	va dept of health, JRC, Watertown NY
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

Need a loan to be able to afford a house in my country for my family. There is a very nice, cozy and affordable house near where my parents live and I have thought of helping my parents and siblings back in my country to buy it. The total price for the house is $10,000 and together we have come up with $5000. I would like to do this because it has been our lifetime dream and now that the chance is there to do we don't have the needed resources and that's why I'm turning to the lending club.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,105.00	Public Records On File:	0
Revolving Line Utilization:	87.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381618	$8,725	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381618. Member loan 381618 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	self employed (Cate Design)	Debt-to-income ratio:	16.59%
Length of employment:	19 years 11 months	Location:	Cottonwood, AZ

Home town:	Williamsport
Current & past employers:	self employed (Cate Design), Mark Huggins & Associates, Sedona, Dave Wilson & Associates, Tucson, F & D Associates, Tucson
Education:	University of Arizona

This borrower member posted the following loan description, which has not been verified:

I wish to secure a business loan to improve and expand my business. I wish to do so through expanded marketing, improving my skills, and with improving my facilities. I wish to do so including, but not limited to, the following ways: 1. Marketing ? I am in the process of having a website designed. This will expand my exposure and availability to a far wider audience. I also wish to increase my direct marketing through brochure and other mailings and e-marketing methods. In addition, I wish to expand my memberships in area chambers of commerce, the Better Business Bureau (who have offered me membership), sustainable building organizations and market related list services. 2. I wish to improve my skills. I need to cover the cost of purchasing Archicad ? a powerful CAD software -, the cost of instruction, the time to learn it properly, and the purchase of a plotter (needed with cad). 3. I wish to improve my office facility. I need a new office sign, plus new office carpeting as well as lighting and furniture. To put this request in context ? I am a registered architect and have been working in the field for 33 years, and in private practice for 20 years. This is the first time, in all that time, that I have sought a business loan. During that time, I always had an abundance of work, all through referrals. The thrust of my work has always been what is now referred to as Green (environmentally responsible) design. With the change in the economic landscape over the last two years, I have seen the need to improve my business, skills, and marketing to keep up with current market needs. The steps I?ve outlined above are in my mind critical to staying competitive. I am confident in my professional skills and wish to significantly expand the means by which I pursue delivering greater excellence to a wider clientele. To this end, fluency with Cad skills and virtual exposure and connectedness are critical to meeting the future needs of my clients and business. Thank you for your consideration of this request.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,232.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381644

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381644	$19,200	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381644. Member loan 381644 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,125 / month
Current employer:	American CyberSpace	Debt-to-income ratio:	13.76%
Length of employment:	10 years 5 months	Location:	Philadelphia, PA

Home town:	Kampala
Current & past employers:	American CyberSpace, Latham & Watkins, Akin Gump Strauss Hauer & Feld LLP
Education:	State University of New York at Stony Brook, Marist College

This borrower member posted the following loan description, which has not been verified:

Greetings: My name is Pande Wapenyi and the name of my company is American CyberSpace. The purpose of this loan is to expand the website at www.DebtHep.tv. Currently, I have 15 writers producing content for the site. I want to hire between 15 and 20 more content writers on a freelance basis. In order to get the best writers I have to offer a competitive rate for content. I want to offer at least $0.05 per word for blog entries, and at least $0.06 per word for articles. I also want to invest in traffic-promoting tools and activities including article marketing, establishing relationships with related websites, issuing more press releases, etc. How does www.DebtHelp.tv make money? -- Leads for second mortgages, i.e. home equity loans and home equity lines of credit -- New mortgage leads -- Leads for debt consolidation loans -- Debt management leads -- Debt elimination leads -- Credit counseling leads -- leads for prepaid and secured credit cards -- Sales of anchor text links -- Yahoo! Publisher Network pay-per-click ads Projected Earnings By the fourth quarter of 2009, I expect the site to be earning in the range of $300 - $325 per day, based on my 8 years of experience with many other finance-related websites that have similar revenue streams. This is a conservative estimate. How much does it cost to keep the site up? The DEBTHELP.TV domain name is registered until November 2, 2010. It will cost me around $30 per year to renew the registration once it expires next year. The cost of hosting the website is negligible since it resides on a dedicated server with many other sites I own. The DebtHelp.tv domain name was registered on November 2, 2004 by me as a fresh domain name registration. The name is registered at GoDaddy.com. The DebtHelp.tv is fully trusted by all the major search engines. New articles and blog posts are indexed by Google within hours. The specter of a deep and protracted recession continues to loom large over the United States. I expect strong traffic growth for the site during the next 2 years. The unemployment rate is currently 7.6% and most private and public sector economists expect it to rise during 2009. During the week that ended on February 14, 2009, there were 627,000 new claims for unemployment benefits. As of the week that ended on February 7, 2009, there were 4,987,000 Americans collecting unemployment benefits. Source: http://www.dol.gov/opa/media/press/eta/ui/current.htm Thanks for reading and for your consideration.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$273.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381651

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381651	$7,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381651. Member loan 381651 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,300 / month
Current employer:	Marketing G2	Debt-to-income ratio:	11.14%
Length of employment:	2 years	Location:	PHILADELPHIA, PA

Home town:	Pittsburgh
Current & past employers:	Marketing G2
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Requesting loan to consolidate debts and pay money owed.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	27
Revolving Credit Balance:	$475.00	Public Records On File:	0
Revolving Line Utilization:	9.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381703

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381703	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381703. Member loan 381703 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	New Dream Network LLC	Debt-to-income ratio:	4.32%
Length of employment:	3 years 5 months	Location:	Brea, CA

Home town:
Current & past employers:	New Dream Network LLC
Education:	UC Santa Barbara

This borrower member posted the following loan description, which has not been verified:

~20K total in medical expenses discovered on emergency procedures that medical insurance did not cover before our marriage. Now we are married I have learned that a debt collector has taken this on. I am working with Original Creditor to pay directly, however only have 8k in cash on hand and do not want to dispose of 401K, paid off cars or other assets to cover this before they try to get a judgment against my wife and totally destroy her credit for 7 years. Ultimately want to save both our credit scores as much as possible so a home purchase is realistic in the coming years. Summary... Amount Requested: $12,000 Combined Annual Income: $85,000 Monthly Rent/Phone/Internet/Utilities: $1760 Outstanding CC Debt: 3.2K@ 0% through Nov this year Assets: 2 Cars are fully paid with combined KBB value of ~25k total . ~20K in retirement assets . 3K coming from class action lawsuit victory in the coming months I do Network Security/Abuse for a top 10 web host, my wife is a part time nursing tech, job security is very strong. We want this debt done as soon as possible to start house down payment saving. The aim is to pay as much as 1K a month (more if wife picks up more work days) . Seeking a 36 month term just to be safe.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,428.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381731

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381731	$3,650	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381731. Member loan 381731 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Merrill Lynch	Debt-to-income ratio:	15.75%
Length of employment:	3 years	Location:	Robbinsville, NJ

Home town:	Brooklyn
Current & past employers:	Merrill Lynch
Education:	Rider University

This borrower member posted the following loan description, which has not been verified:

Citibank just raised my rate on a balance I have with them that I would like to pay off. I originally used the card for some furniture and other items for my new condo. I have a six figure job and have never been late on a payment. I wanted to bypass the banks and try to get a better rate than what Citi is trying to charge me.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,544.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381737

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381737	$3,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381737. Member loan 381737 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	The Hartford	Debt-to-income ratio:	17.86%
Length of employment:	6 years	Location:	SANFORD, FL

Home town:	New Britain
Current & past employers:	The Hartford, Liberty Mutual Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

I have had a once and a lifetime chance to go to Paris for a convention for my religion (I am a Jehovah's Witness). It is something that only happens every few years and you have to be personally invited. Once there I go to a 4 day convention and meet people who are also of my religion from all over the world and get spiritual encouragement. We were only given 3 months to come up with $3500. I have paid some but there is no way I can come up with the difference. I had an unexpected hospital stay this week and I have to pay taxes this year.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	37
Revolving Credit Balance:	$8,817.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381738

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381738	$16,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381738. Member loan 381738 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Odyssey IS	Debt-to-income ratio:	19.26%
Length of employment:	1 year	Location:	Frisco, TX

Home town:
Current & past employers:	Odyssey IS, Capgemini, ATA Airlines
Education:	Indiana Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I want to pay off my credit card faster by transferring it to a loan and closing the credit card.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,711.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381758

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381758	$2,800	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381758. Member loan 381758 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,250 / month
Current employer:	Americredit	Debt-to-income ratio:	16.48%
Length of employment:	10 months	Location:	GRAND PRAIRIE, TX

Home town:	Grand Prairie
Current & past employers:	Americredit, Vandergriff Honda, Don Davis Toyota
Education:	The University of Texas at Arlington, Tarrant County College District

This borrower member posted the following loan description, which has not been verified:

I need a loan which I will payback shortly for a vehicle, My current vehicle is falling apart and I'm currently a full time college student while working at the same time. Thank You.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,399.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381765

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381765	$20,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381765. Member loan 381765 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	Tulare County District Attorney	Debt-to-income ratio:	24.28%
Length of employment:	2 years	Location:	Visalia, CA

Home town:	Thousand Oaks
Current & past employers:	Tulare County District Attorney, The Law Offices of Nigel Burns
Education:	University of San Diego, Chapman University School of Law

This borrower member posted the following loan description, which has not been verified:

I have a consolidated loan with Bank of America called the Gold Option Loan. I am currently making timely payments and I am looking to reduce my rate.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	41
Revolving Credit Balance:	$26,499.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381766

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381766	$2,600	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381766. Member loan 381766 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Children's Scholarship Fund	Debt-to-income ratio:	5.30%
Length of employment:	1 year 5 months	Location:	PHILADELPHIA, PA

Home town:	Saint Paul
Current & past employers:	Children's Scholarship Fund, Pennsylvania MENTOR, Comcast Corporation, CBS Corporation
Education:	Temple University, Community College of Philadelphia, Saint Joseph's University, Camden County College

This borrower member posted the following loan description, which has not been verified:

My two remaining courses (6 credits) for my undergraduate degree are not covered by Federal Stafford Loans. I'm an independent, full-time student in my senior year at Temple University. I also work full-time as an administrative assistant at a nonprofit charity organization to support myself financially. Unfortunately, I do not have additional reserves, as my currently salary covers my rent, bills, textbooks and fees. The academic loan that I am requesting is the official tuition amount that Temple's financial services office informed me of today. Having this loan would allow me to graduate on time in August 2009, which is a personal and professional accomplishment, and a commitment that I made to myself 6 years ago.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	60
Revolving Credit Balance:	$4,620.00	Public Records On File:	0
Revolving Line Utilization:	64.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381794

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381794	$6,950	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381794. Member loan 381794 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	RDMc Publishing	Debt-to-income ratio:	23.24%
Length of employment:	13 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	RDMc Publishing, Living the Cross - Executive Director
Education:	Southwestern Baptist Theological Seminary

This borrower member posted the following loan description, which has not been verified:

I have owned and operated RDMc Publishing since 1996. We are a small business publishing company specializing in rare reprints. Our revenue-focus has been orders placed through the internet (this has contributed to 75% of sales). We are in the process of expanding our independent book retailers area. The capital will be used for inventory, publishing seminars, training, and updating equipment. More information about RDMc Publishing can be found at Dun and Bradstreet or at www.RDMcPublishing.com. I would be happy to provide any details needed. I have prepared a media kit that is available upon request. Please email me at richard@rdmcpublishing.com

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,775.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381795

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381795	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381795. Member loan 381795 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	General Motors	Debt-to-income ratio:	6.19%
Length of employment:	10 years 8 months	Location:	Buffalo, NY

Home town:
Current & past employers:	General Motors
Education:	Canisius College

This borrower member posted the following loan description, which has not been verified:

I need this loan to consolidate several high interest credit cards. I want to have one bill and completely pay them off in 3 years. Thankyou.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,819.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381812

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381812	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381812. Member loan 381812 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Home Entertainment Distributors	Debt-to-income ratio:	20.35%
Length of employment:	4 years	Location:	GREENVILLE, RI

Home town:	Braintree
Current & past employers:	Home Entertainment Distributors
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

Paying off two credit cards, consolidating due to high rates

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,717.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381814

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381814	$20,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381814. Member loan 381814 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	SANTA BARBARA BMW	Debt-to-income ratio:	7.25%
Length of employment:	2 years	Location:	VENTURA, CA

Home town:	Warwick
Current & past employers:	SANTA BARBARA BMW
Education:

This borrower member posted the following loan description, which has not been verified:

i would like to consolidate 3 credit cards into one. we have very good incomes and little debt. the credit score are in the high 600's.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	31	Months Since Last Delinquency:	13
Revolving Credit Balance:	$299.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381822

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381822	$3,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381822. Member loan 381822 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Self Employed	Debt-to-income ratio:	1.89%
Length of employment:	16 years	Location:	Kansas City, MO

Home town:	Fremont
Current & past employers:	Self Employed
Education:	Bowling Green State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I have a seasonal business that has me traveling throughout the midwest selling original and one of a kind art work and accessories (i.e. frames, tubes and mattes). I also use the opportunity to sell my skills as an artist in each town I visit. I intend to use the borrowed money to pay for rental fees, travel expenses, maintenance, business cards, brochures and supplies as well as durable equipment such as banners, displays and tents.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	52
Revolving Credit Balance:	$1,188.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381825

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381825	$16,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381825. Member loan 381825 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	fremont sheridan properties	Debt-to-income ratio:	5.00%
Length of employment:	12 years 2 months	Location:	skokie, IL

Home town:	Skokie
Current & past employers:	fremont sheridan properties
Education:	High School

This borrower member posted the following loan description, which has not been verified:

I needs fund to for more marketing and expansion.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1974	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$120,503.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 381861

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381861	$5,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381861. Member loan 381861 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	usmc	Debt-to-income ratio:	13.00%
Length of employment:	20 years	Location:	grovetown, GA

Home town:	antioch
Current & past employers:	usmc
Education:	byu-idaho, Defense Language Institute, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

Small business loan for a startup.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	25
Revolving Credit Balance:	$5,878.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381874	$18,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381874. Member loan 381874 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,183 / month
Current employer:	Pinnacle West Capital / Arizona Public Service Company (APS)	Debt-to-income ratio:	22.98%
Length of employment:	4 months	Location:	Mesa, AZ

Home town:	St. Joseph
Current & past employers:	Pinnacle West Capital / Arizona Public Service Company (APS), Mesa Air Group
Education:	Collins College

This borrower member posted the following loan description, which has not been verified:

This loan is to consolidate all but one of my credit card debts and one personal loan I have. I have never been delinquent on any payments and have paid off quite a few things in the past such as school loans, car loans and so on. I have a current budget plan in place and am following it. Currently also put a bi-weekly deposit into savings as well as participate in a company funded 401(k). Made a couple stupid young mistakes but now got my head on straight with a good job for a company that everyone has to do business with. I am an IS Security Analyst II for APS in Arizona. We are the largest electric utility in AZ. Was a contractor for over 2 years with my current employer and was recently moved to permanent 4 months ago. Have worked in the same field for over 6 years. Looking to have all major debt paid down within 3 to 5 years.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,182.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381877

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381877	$5,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381877. Member loan 381877 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Capstone Properties	Debt-to-income ratio:	13.50%
Length of employment:	4 months	Location:	Gainesville, FL

Home town:	Oaklawn
Current & past employers:	Capstone Properties, US Army
Education:	Santa Fe Community College at Gainesville

This borrower member posted the following loan description, which has not been verified:

I want to get this loan to keep build my credit rating by having an installment loan for the next three years. I took out a loan for $15000 in 2007 for flight school. Currently I owe about $7000 on that loan. My brother was a cosigner on that loan so I want to get rid of that ASAP which will get my brothers credit out of limbo. I have a boat a truck and a Honda civic all paid for. I just sold the boat for $3200 on Ebay and I will be selling my truck that I used to tow the boat since I have no need for that. I should get around $4000 for that since it is a 1999 Chevy Silverado. I just did my taxes and my refund is $2600. With this money I will pay off the rest of my flight school loan and start a savings fund for a down payment on a house. I make $13 an hour as a maintenance supervisor and I go to school full time. I was in the Army and I am currently in the National Guard. The guard pays 100% tuition and my GI Bill pays me $1300 a month to go to school. I have 3 credit cards two are around $300 and one is at $1000. I live with my girlfriend and we split the rent and cell phone bill. My bills for the month are around $800. With the money I will buy a motorcycle for under $10,000 and keep 1-2000 as another emergency fund. I already have $1000 set aside for emergencies. I figured it would be best to buy a motorcycle since insurance is cheap. My credit rating has been in the low 700's and I want it as close to 800 as possible. I rather keep an installment loan to reach that score so I can save money on a mortgage some day. I know investing in other people is a risk but I have paid off every loan early and never missed a payment on any of them. There will always be money available for a payment from my checking account.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	46
Revolving Credit Balance:	$2,109.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381882	$3,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381882. Member loan 381882 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Best Buy	Debt-to-income ratio:	15.07%
Length of employment:	9 years 1 month	Location:	ROCHESTER, MI

Home town:	Sterling Heights
Current & past employers:	Best Buy, McDonald's
Education:	Macomb Community College

This borrower member posted the following loan description, which has not been verified:

I am looking at paying off some of my bills that have a high rate.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	82
Revolving Credit Balance:	$12,324.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381902

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381902	$1,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381902. Member loan 381902 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	American National Insurance Company	Debt-to-income ratio:	20.37%
Length of employment:	9 months	Location:	Tulsa, OK

Home town:	Henderson
Current & past employers:	American National Insurance Company, UPCO, Inc.
Education:	Rogers State University

This borrower member posted the following loan description, which has not been verified:

NEED ASAP..... I HAVE A FRIDAY DEADLINE..... I am a small business owner, Short on funds, trying to scare up the minimum to throw wife a memoriable 30th and cover a few business expenses till the 15th hits.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,990.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381982

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381982	$14,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381982. Member loan 381982 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,000 / month
Current employer:	ef hugh foods inc	Debt-to-income ratio:	11.47%
Length of employment:	2 years	Location:	pleasantville, NY

Home town:	albany
Current & past employers:	ef hugh foods inc, pasta cucina
Education:	suny cobleskill

This borrower member posted the following loan description, which has not been verified:

I opened up a new business a few months. I am doing business but did not take into consideration all the misc things that i would need to get me started

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	50	Months Since Last Delinquency:	10
Revolving Credit Balance:	$10,284.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 381987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381987	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381987. Member loan 381987 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Paoli and Phoenixville Hospitals	Debt-to-income ratio:	14.07%
Length of employment:	5 years 7 months	Location:	Collegeville, PA

Home town:	Piscataway
Current & past employers:	Paoli and Phoenixville Hospitals, Paoli Hospital, Phoenixville Hospital
Education:	Saint Peters Medical Center School of nursing, Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

At the present time I have several credit cards with high interest. I need to consolidate my debt and pay off the credit cards as soon as possible and reduce my interest payment so I can pay more and take myself out of debt. I am a single mother with a 12 year old boy and own my own home. I am an emergency room nurse for 27 years. Being approved for a loan such as this will help stop those high interest payments and allow me to have some breathing room. Secondly I have some personal loan matters to clear up as well as repairs to my home I would like to make such as roof repairs. I appreciate this new avenue for lending. Thank you, sincerely tamarindo.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	33
Revolving Credit Balance:	$14,057.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381989

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381989	$3,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381989. Member loan 381989 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Aetna	Debt-to-income ratio:	21.01%
Length of employment:	8 years 8 months	Location:	DALLAS, TX

Home town:
Current & past employers:	Aetna
Education:

This borrower member posted the following loan description, which has not been verified:

home improvements

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	48	Months Since Last Delinquency:	22
Revolving Credit Balance:	$10,025.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382029

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382029	$16,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382029. Member loan 382029 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Self-employed	Debt-to-income ratio:	3.06%
Length of employment:	2 years	Location:	rancho cordova, CA

Home town:	yuba city
Current & past employers:	Self-employed, self
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

borrowing money to pay off some expenses

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,498.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382030

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382030	$12,000	18.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382030. Member loan 382030 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Sarkisyan & Sons Transportation	Debt-to-income ratio:	9.77%
Length of employment:	1 year	Location:	North Hollywood, CA

Home town:	West Los Angeles
Current & past employers:	Sarkisyan & Sons Transportation
Education:	Berkley

This borrower member posted the following loan description, which has not been verified:

We transport cars in need of funding to exercise on more contracts.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,564.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 382033

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382033	$13,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382033. Member loan 382033 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	ABLe Communications	Debt-to-income ratio:	14.11%
Length of employment:	5 months	Location:	Keller, TX

Home town:	Toledo
Current & past employers:	ABLe Communications, Soto Salon and Day Spa
Education:	Toledo Academy of Beauty Culture-North

This borrower member posted the following loan description, which has not been verified:

Plastic Surgery

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	51
Revolving Credit Balance:	$4,884.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382036

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382036	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382036. Member loan 382036 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Department of Navy	Debt-to-income ratio:	3.92%
Length of employment:	2 years 7 months	Location:	ORLANDO, FL

Home town:	Orlando
Current & past employers:	Department of Navy, Home Depot
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I am looking to pay off my credit cards and purchase an engagement ring. The main reason is for the consolidation of my expenses and the lower interest rate.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,967.00	Public Records On File:	0
Revolving Line Utilization:	44.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382043

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382043	$20,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382043. Member loan 382043 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,450 / month
Current employer:	Kwajalein Range Services	Debt-to-income ratio:	9.76%
Length of employment:	4 years	Location:	Colorado Springs, CO

Home town:	Longview
Current & past employers:	Kwajalein Range Services, BD Systems
Education:	Baker College

This borrower member posted the following loan description, which has not been verified:

Loan to repair home from damages and initiate legal actions against parties responsible for the damages.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382081

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382081	$9,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382081. Member loan 382081 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Louisiana State University	Debt-to-income ratio:	22.45%
Length of employment:	4 years 3 months	Location:	St Francisville, LA

Home town:	Wilkensburg
Current & past employers:	Louisiana State University, La Porte Independent School District, Texas City Independent School District, Goose Creek Independent School District, Cypress Fairbanks Independent School District
Education:	Louisiana State University and Agricultural & Mechanical College (LSU), Stephen F Austin State University, Lee Junior College, University of St Thomas of Houston

This borrower member posted the following loan description, which has not been verified:

I am about to have my first child and I have credit card debt that I wish to consolidate. I am tired of paying high interest rates. I am not late on my payments but I have too many credit cards that I cannot seem to get ahead.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,820.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382085

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382085	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382085. Member loan 382085 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Kingston City Schools Consolidated	Debt-to-income ratio:	12.25%
Length of employment:	9 years 7 months	Location:	Stone Ridge, NY

Home town:	Stone Ridge
Current & past employers:	Kingston City Schools Consolidated
Education:	SUNY New Paltz

This borrower member posted the following loan description, which has not been verified:

My wife and I just finished building our new home. In the process, we had to put in an unexpected water system, dig a much deeper well, fire a plumber who ran off with some of our money, and in general missed our budget by about $15,000. At this time we are at the maximum of our loan value for the house and land, especially since we're not in the greatest of markets at this time. We want to use the money to pay off a couple of our credit cards we ran up somewhat and finish paying off our builder.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,761.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382086

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382086	$4,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382086. Member loan 382086 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Kansas State University	Debt-to-income ratio:	9.73%
Length of employment:	6 years	Location:	Manhattan, KS

Home town:	Iowa City
Current & past employers:	Kansas State University, Meadowlark Hills, On the Border, Brinker Intl.
Education:	Kansas State University

This borrower member posted the following loan description, which has not been verified:

I have a very small amount of credit card debt I would like to pay off. I also need to pay the tuition for my classes this semester so I can graduate in May. I am entertaining several job offers right now for when I graduate that will be starting in June- and the expected salary will be between 40-50 k, so I will have no trouble paying off a loan. I also am moving in with my mom, so the only expense I will have is paying off my loan.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382129

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382129	$3,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382129. Member loan 382129 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Jon Felts LLC	Debt-to-income ratio:	18.28%
Length of employment:	2 years 3 months	Location:	Elk Grove, CA

Home town:	Elk Grove
Current & past employers:	Jon Felts LLC, Wildhawk Golf Course, Emerald Lakes Golf Course
Education:	Sacramento State University, United States Golf Teachers Federation

This borrower member posted the following loan description, which has not been verified:

I am a certified golf teaching professional with a solid and growing client base. I have been teaching at two local golf courses in Northern California for the past four years. I am seeking capital to expand my current business and develop a recognizeable brand name. $1,500 of the loan amount will be used to purchase equipment for the startup of an indoor golf instruction facility. Equipment includes a hitting net, mat, balls, and video equipment. The remaining amount of the loan will be used for promotion and branding such as website development, product development (instructional DVD's and books), golf magazine/newspaper advertisements, business cards, flyers and other marketing materials. I'd be happy to answer any questions regarding this investment opportunity. Feel free to call Jon Felts at 916-847-8348.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	40
Revolving Credit Balance:	$14,577.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382138

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382138	$8,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382138. Member loan 382138 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,254 / month
Current employer:	Crown-Kerasotes Show-ASI Security	Debt-to-income ratio:	6.26%
Length of employment:	16 years	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Crown-Kerasotes Show-ASI Security
Education:	Oakton

This borrower member posted the following loan description, which has not been verified:

to pay credit cards and help my parents

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	12
Revolving Credit Balance:	$7,974.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382171

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382171	$3,600	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382171. Member loan 382171 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	St Anthony Hospital	Debt-to-income ratio:	2.23%
Length of employment:	2 years 8 months	Location:	War Acres, OK

Home town:	Kingston
Current & past employers:	St Anthony Hospital
Education:	University of Central Oklahoma

This borrower member posted the following loan description, which has not been verified:

Putting up a new fence.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	24
Revolving Credit Balance:	$4,449.00	Public Records On File:	0
Revolving Line Utilization:	67.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 382189

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382189	$10,925	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382189. Member loan 382189 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Greek Peak ski resort	Debt-to-income ratio:	19.29%
Length of employment:	1 year	Location:	Ithaca, NY

Home town:	cleveland
Current & past employers:	Greek Peak ski resort
Education:	University of Vermont (UVM)

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate high rate credit cards

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,216.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 382214

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382214	$18,600	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382214. Member loan 382214 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	CNH	Debt-to-income ratio:	8.77%
Length of employment:	11 years 6 months	Location:	Grafton, WI

Home town:	Milwaukee
Current & past employers:	CNH
Education:	Valparaiso University, Ball State University

This borrower member posted the following loan description, which has not been verified:

I am on a mission to pay off my card for good. Watching the interest rates increasing even though I am always on time with payments has become frustrating as I feel like I am never going to get ahead even when I make large payments. I would rather have the money go to my young children's college funds rather than high interest. This card is going in the shredder after it's paid off, never again will I be at the mercy of these companies who raise interest rates on card holders who are in good standing with excellent credit ratings. Never again.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,874.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382226

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382226	$6,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382226. Member loan 382226 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Arthur J. Gallagher	Debt-to-income ratio:	15.36%
Length of employment:	4 years	Location:	ATLANTA, GA

Home town:	Jackson
Current & past employers:	Arthur J. Gallagher, M&M Properties, Powerscore, Inc.
Education:	University of Mississippi Main Campus- BA, University of Mississippi School of Law- JD

This borrower member posted the following loan description, which has not been verified:

Would like to consolidate some high interest credit card debt.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	70
Revolving Credit Balance:	$7,102.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382245

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382245	$9,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382245. Member loan 382245 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,458 / month
Current employer:	BASF Chemical Company	Debt-to-income ratio:	18.83%
Length of employment:	2 years	Location:	baton rouge, LA

Home town:
Current & past employers:	BASF Chemical Company
Education:

This borrower member posted the following loan description, which has not been verified:

race track only motorcycle. Not street Legal

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,575.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382252

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382252	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382252. Member loan 382252 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Westward Pharmaceutical	Debt-to-income ratio:	13.64%
Length of employment:	9 years 1 month	Location:	Howell, NJ

Home town:	Edison
Current & past employers:	Westward Pharmaceutical
Education:	Upstate medical university

This borrower member posted the following loan description, which has not been verified:

My request is to consolidate my credit card debt and pay off in 3 years term.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,649.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382259

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382259	$6,500	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382259. Member loan 382259 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,666 / month
Current employer:	American Energy	Debt-to-income ratio:	3.75%
Length of employment:	3 months	Location:	COLORADO SPRINGS, CO

Home town:	Tyler
Current & past employers:	American Energy, Garland ISD
Education:	The University of Texas at Tyler

This borrower member posted the following loan description, which has not been verified:

School expenses for a technical college that doesn't accept financial aid from outside sources

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	60
Revolving Credit Balance:	$883.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382260

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382260	$20,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382260. Member loan 382260 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Sales Management	Debt-to-income ratio:	11.68%
Length of employment:	2 years	Location:	BRASELTON, GA

Home town:	Gainesville
Current & past employers:	Sales Management
Education:	VSU

This borrower member posted the following loan description, which has not been verified:

Moving this summer, paying down debt and moving towards the economy recovering this fall and into the spring of 2010. We are down grading our living expenses and moving into a new school zone. 2- kids age 8 and 11. I have a good job and I can make the monthly payments. Thank you in advance for your help!

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	28
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382262

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382262	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382262. Member loan 382262 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	UW-Madison	Debt-to-income ratio:	12.29%
Length of employment:	8 months	Location:	MILTON, WI

Home town:	St. Paul
Current & past employers:	UW-Madison, College of St. Catherine, Wells Fargo BPS
Education:	College of St. Catherine, Hamline University

This borrower member posted the following loan description, which has not been verified:

Requesting funds for purchase of a boat.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	79
Revolving Credit Balance:	$4,506.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 382267

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382267	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382267. Member loan 382267 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Falmouth Inn	Debt-to-income ratio:	15.60%
Length of employment:	46 years	Location:	Falmouth, MA

Home town:
Current & past employers:	Falmouth Inn
Education:

This borrower member posted the following loan description, which has not been verified:

Surgery for a friend

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,542.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382276

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382276	$16,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382276. Member loan 382276 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Law Offices of Tina D. Varjian	Debt-to-income ratio:	17.80%
Length of employment:	10 months	Location:	Valley Village, CA

Home town:	Los Angeles
Current & past employers:	Law Offices of Tina D. Varjian, Lewis Brisbois Bisgaard & Smith
Education:	University of Southern California, Pepperdine University

This borrower member posted the following loan description, which has not been verified:

My grandmother is 87 years old and has dementia I would like her to live out her years comfortably which means having a caretaker that is 24/7 living with her. The funds will be used for a caregiver and relieve my mom of additional burdens.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,177.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382307

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382307	$7,500	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382307. Member loan 382307 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,000 / month
Current employer:	chrysler	Debt-to-income ratio:	20.48%
Length of employment:	30 years	Location:	chesterfield, MI

Home town:	mt. clemens
Current & past employers:	chrysler, chrysler
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I would like to refinance a credit card at a better interest rate

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,029.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 382314

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382314	$5,200	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382314. Member loan 382314 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,208 / month
Current employer:	Protiviti	Debt-to-income ratio:	9.17%
Length of employment:	3 years 5 months	Location:	Chicago, IL

Home town:	Cleveland
Current & past employers:	Protiviti
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

I racked up credit card debt during one reckless year when I moved to Chicago. I would now like to take responsibility and pay it off completely. My husband has added the incentive of a puppy if I do so (so I could have titled this "I would like a puppy"). More importantly, though, I would like to prove to him, as well as to myself, that I can take control of my finances. I will appreciate any assistance that is offered and will take the obligation very seriously. Thank you!

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	31
Revolving Credit Balance:	$5,229.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382323

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382323	$6,800	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382323. Member loan 382323 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	malone central schools	Debt-to-income ratio:	8.18%
Length of employment:	11 years 6 months	Location:	MALONE, NY

Home town:
Current & past employers:	malone central schools
Education:	SUNY Plattsburgh

This borrower member posted the following loan description, which has not been verified:

I am getting ready to start a new life with the man of my dreams. I want to enter our marriage with no credit card debt. The purpose of this loan is to consolidate at a lower interest rate. The payment would come directly out of my pay check. My family will say good bye to credit card debt forever!

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,800.00	Public Records On File:	1
Revolving Line Utilization:	52.40%	Months Since Last Record:	39
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382331

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382331	$2,250	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382331. Member loan 382331 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,200 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	6.83%
Length of employment:	7 years 9 months	Location:	Philadelphia, PA

Home town:
Current & past employers:	Department of Defense (DOD)
Education:	Villanova University

This borrower member posted the following loan description, which has not been verified:

In addition to this borrower account I also have a lender account on this web site. My plan is to lend these funds using that account to people with ~B credit that want to refinance credit card debt. I hope turn a small profit.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$103,088.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382340

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382340	$17,525	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382340. Member loan 382340 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,910 / month
Current employer:	dennys spin n win	Debt-to-income ratio:	16.60%
Length of employment:	3 years 6 months	Location:	ashtabula, OH

Home town:	Conneaut
Current & past employers:	dennys spin n win, st. vincents medical center, goodwill industries, community action services, consolidated delivery and logiticis
Education:	Kent State University-Ashtabula Campus

This borrower member posted the following loan description, which has not been verified:

With this loan I would pay off my high interest debts, some are presently at 23%. It would allowed to repaid my in a shorter time and result in large savings in interest and monies paid in payments. I would pay off CitiFin pay off 5500 auto 3400 per loan 2000 lowes 1500 carecredit 1300 cit 900 I own my home valued at 109,000 as of 09/2008 with a balance 62000

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,979.00	Public Records On File:	1
Revolving Line Utilization:	36.10%	Months Since Last Record:	82
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382360

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382360	$10,200	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382360. Member loan 382360 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,666 / month
Current employer:	wells fargo	Debt-to-income ratio:	17.44%
Length of employment:	3 years	Location:	SAINT GEORGE, UT

Home town:	Merced
Current & past employers:	wells fargo, el gallo
Education:	Brigham Young University

This borrower member posted the following loan description, which has not been verified:

I am looking to buy vending machines. I have been working them for 9 months and they produce 500-800 dollars per month. I have been making payments on a private note of 700 per month. My private loan is offering to forgive some principal if I can get a lump sum soon.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	27
Revolving Credit Balance:	$113,482.00	Public Records On File:	0
Revolving Line Utilization:	89.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 382380

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382380	$18,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382380. Member loan 382380 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,117 / month
Current employer:	Avian Realty	Debt-to-income ratio:	10.91%
Length of employment:	2 years 8 months	Location:	Palatine, IL

Home town:	Sofia
Current & past employers:	Avian Realty
Education:	New Bulgarian University

This borrower member posted the following loan description, which has not been verified:

I received some news from my daughter last week that she is getting married..We've had a fight and i told her that I'm against it and I'm not going to help her. After reconsideration on my side i decided that is about time that i start respecting her decisions and that i actually am going to help. I love her so much. She is my only child. The groom is going to take care of almost all expenses, but as a bride's mother i have expenses too. That is the reason for the loan.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,241.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382406

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382406	$1,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382406. Member loan 382406 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,100 / month
Current employer:	Halliburton Energy Services	Debt-to-income ratio:	17.65%
Length of employment:	4 years	Location:	LA PLACE, LA

Home town:	Memphis
Current & past employers:	Halliburton Energy Services
Education:

This borrower member posted the following loan description, which has not been verified:

Buying parts and restoring a 1957 Chevy

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,140.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382421

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382421	$12,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382421. Member loan 382421 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Wilkes Barre Twp Police	Debt-to-income ratio:	13.73%
Length of employment:	12 years	Location:	Wilkes Barre, PA

Home town:	Berwick
Current & past employers:	Wilkes Barre Twp Police, Sears Holdings Corporation
Education:	Lackawanna College

This borrower member posted the following loan description, which has not been verified:

Request above amount to consolidate 5 debts into 1 then canceling accounts with this creditors.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,101.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382432

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382432	$12,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382432. Member loan 382432 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	HKS Inc.	Debt-to-income ratio:	14.21%
Length of employment:	4 years	Location:	LONGWOOD, FL

Home town:	Fort Meade
Current & past employers:	HKS Inc.
Education:	Florida Institute of Technology at Melbourne

This borrower member posted the following loan description, which has not been verified:

Hi everyone, The purpose of this loan request is to consolidate my two credit card accounts and then close them. I have a card with WAMU and Chase respectively, and so the terms of their cards have change quite a bit. Additionally I would really like the opportunity to have a fixed team loan with a regular payment and fixed payment date. Thank you very much!

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	53
Revolving Credit Balance:	$8,664.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382446

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382446	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382446. Member loan 382446 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,667 / month
Current employer:	Jetyd Inc	Debt-to-income ratio:	1.09%
Length of employment:	2 years	Location:	Garfield, NJ

Home town:	Garfield
Current & past employers:	Jetyd Inc, Seals Eastern Inc, New Jersey Institute of Technology
Education:	New Jersey Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I am looking at buying a used car. I am not eligible to take out a car loan because the vehicle is older than 2002.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,922.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382465

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382465	$7,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382465. Member loan 382465 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	High Point Group	Debt-to-income ratio:	3.18%
Length of employment:	8 years	Location:	Hopewell JCT, NY

Home town:	Detroit
Current & past employers:	High Point Group, Rlanneo Furniture INC
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

I am in the retail liquidation-consolidation business, and business has never been better. I am looking for a loan totaling $20000.00 to add to my current investment of $32000.00 this loan will be coupled with the current funds to purchase a large allotment of new high end furnishings including electronics. There is a tremendous amount of great stock available on the high end market for brokers such as myself. I am able to buy an average unit for between 18 to 24 cents on the dollar, and resell at a minimum of 85 cents and a max of 98 cents on the dollar. This allows for a very comfortable profit to be made in a very short period of time, average unit sale takes 2 months. I have been in the consolidation business for 8 years and have never seen a market like this, and don?t believe I ever will again so time is of the essence. I am very excited to be using this lending forum for the first time, and look forward to investing some of my profits from my next deal and helping more Lending Club members such as myself.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,222.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 382466

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382466	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382466. Member loan 382466 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	COMBINED COMPUTER RESOURCES	Debt-to-income ratio:	13.14%
Length of employment:	2 years	Location:	BRICK, NJ

Home town:	New Brunswick
Current & past employers:	COMBINED COMPUTER RESOURCES, MICHAEL PAGE INTERNATIONAL
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidations and auto

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	33
Revolving Credit Balance:	$2,897.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382507

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382507	$4,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382507. Member loan 382507 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Lakeside House Inc.	Debt-to-income ratio:	24.88%
Length of employment:	18 years	Location:	Lake Placid, NY

Home town:	Saranac Lake
Current & past employers:	Lakeside House Inc.
Education:	North Country Community College

This borrower member posted the following loan description, which has not been verified:

I want to pay off my credit cards with high balances. Approximately 4000.00

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,860.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 382509

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382509	$3,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382509. Member loan 382509 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,625 / month
Current employer:	Bailard	Debt-to-income ratio:	6.90%
Length of employment:	1 year 6 months	Location:	San Francisco, CA

Home town:	Phoenix
Current & past employers:	Bailard
Education:	University of Arizona

This borrower member posted the following loan description, which has not been verified:

I'm looking to pay off a high interest credit card. I have a Citibank card that recently went from 7% to 16%... freakin Citi. I am looking to pay off the card and tell them to shove their new interest rate. Thanks

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,863.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382521

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382521	$4,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382521. Member loan 382521 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,292 / month
Current employer:	Mustang Cat	Debt-to-income ratio:	14.76%
Length of employment:	10 years	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Mustang Cat
Education:	Abilene Christian University

This borrower member posted the following loan description, which has not been verified:

I want to purchase a 2003 Kawasaki Concours from my roommate's boss.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,124.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382531

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382531	$20,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382531. Member loan 382531 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,125 / month
Current employer:	Department of Homeland Security (DHS)	Debt-to-income ratio:	4.44%
Length of employment:	8 months	Location:	Bloomington, MN

Home town:	Gully
Current & past employers:	Department of Homeland Security (DHS), US Air Force, US Navy
Education:	Minnesota State University-Moorhead

This borrower member posted the following loan description, which has not been verified:

I have been trying to obtain a loan to buy a farm. I currently have a purchase agreement with the owner for $288,500 (203 acres with 132 tillable and a home and outbuildings included). I have saved $50,000 for a cash down payment. I thought that since this was well over 10% of the purchase price, that I would be in a good situation. Every bank I have contacted has told me that I need at least 25%-40% cash down. I have tried to obtain a loan through FSA. I grew up on a farm and therefore have plenty of farming experience. However, their new requirements need me to show at least 3 years proof of farming within the last 10. This is problematic. Although I have gone home and farmed with my father, I have never asked for any monetary compensation and therefore do not have schedule Fs or any proof of sales in my name. When I turned 18, I joined the US Navy for 4 years. Afterwards, I joined the Air National Guard and went to college on the GI Bill for 4 years to get my BA degree. I went home every summer that I was not deployed with the military. I am currently serving my 7th year (I just re-enlisted for another 6 and plan on serving my 20). But being that I had my GI Bill and earned enough money to survive, I never asked for compensation from my father. I am not one to try to use my veteran status to get ahead, but I even wrote to my congressman to see if I could somehow obtain a waiver for the "proof of farming," since being in the military is the main reason I don't have the documentation needed for the FSA loan. I currently have a very good job with the Department of Homeland Security and will continue to work full-time with them. My father has rented the land I want to buy for the last 5 years and it takes about 2 weekends time to farm. I have met with Farm Business Management, and they have done the cashflow for me. It is plain as day that I can afford to pay for this loan out of pocket from my earnings with my government job, but the farm also produces income. The problem is the large down payment requirement. I feel like I am in an excellent situation for a loan. I have $50,000 saved and no real debts. (Of course I have monthly payments for things like electric bills, cell phones, and normal living expenses, etc.) I owned a home in the city I went to college. I sold it after 5 years and was able to use the money from the sale and my military deployments to pay off all debts and generate a nice nest egg. I currently rent an apartment because I do not want to live in this city forever and am hoping for a transfer closer to this farm in 3 years.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$567.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382545

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382545	$16,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382545. Member loan 382545 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	n/a	Debt-to-income ratio:	21.70%
Length of employment:	n/a	Location:	irwin, PA

Home town:
Current & past employers:
Education:	Penn State

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate all debts into one conveninet low payment.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1972	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	43
Revolving Credit Balance:	$15,354.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382547

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382547	$6,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382547. Member loan 382547 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,042 / month
Current employer:	P.M.A.M.	Debt-to-income ratio:	4.08%
Length of employment:	1 year 5 months	Location:	Gaithersburg, MD

Home town:	Gaithersburg
Current & past employers:	P.M.A.M.
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I am a 25 year old hoping to get a loan for a used motorcycle. I sold my previous motorcycle last fall and have been regretting it ever since! I would love to get back on the road on two wheels now that Spring is almost here and I hope with your help it will be possible. I am financially responsible as you can see by my loan grade. My previous motorcycle was also financed and I never missed or was late on payments. That loan had been paid in full a month before I sold the bike. Here is a breakdown of my income and expenses to get a better idea of what you are investing in: NET monthly income: $2,800 Expenses- Rent- $800 (utilities included) Student loan- $120 Car Insurance - $80 Cell phone - $40 Food - $200 Gas - $150 Entertainment - $150 Leftover- $1,260 If you are looking for a secure investment, this is it. Please help me get back on 2 wheels and you will see a nice return on your money as a result! Thanks for reading!

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,014.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382549

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382549	$11,100	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382549. Member loan 382549 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	new england lining supply	Debt-to-income ratio:	17.71%
Length of employment:	1 year 5 months	Location:	Pawtucket, RI

Home town:
Current & past employers:	new england lining supply
Education:

This borrower member posted the following loan description, which has not been verified:

business loan

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,872.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382557

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382557	$18,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382557. Member loan 382557 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	american furniture	Debt-to-income ratio:	2.40%
Length of employment:	18 years 4 months	Location:	sacramento, CA

Home town:	vietnam
Current & past employers:	american furniture
Education:

This borrower member posted the following loan description, which has not been verified:

i need $15000 to pay off all my high rate credit cards, please help!!! my credit score is 720

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,113.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381258

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381258	$6,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381258. Member loan 381258 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Sage	Debt-to-income ratio:	9.73%
Length of employment:	5 months	Location:	Phoenix, AZ

Home town:
Current & past employers:	Sage
Education:

This borrower member posted the following loan description, which has not been verified:

I was laid off in early 2008. I figured it would be a good time to convert my IRA to a ROTH since I would be in a lower tax bracket. I never planned to be unemployed for 9 month or to take a 20K pay cut. So I spent more of my savings then I planed being unemployed and was unable to save enough to pay Uncle Sam his share. I currently save about $350 a paycheck (every two weeks). With interests and penalties its cheaper to borrow from a loan shark then to go on a payment plan with Uncle Sam. Since I am smart enough to not borrow from a loan shark I figured I would try here. I pay off my credit card balances every month. I feel my employment is stable. My employer is cutting cost in some areas (not personnel),but is also investing in R&D, I work in the R&D group. My current take home is about $1500 a paycheck. With changes to benefit(s) & costs, starting in April my take home should be about $1600. My current break down of expenses is Mortgage 800 HOA 175 Insurance 90 Cell 35 Internet 45 Electric 125 Food 200 Gas 100 Car 500 Savings 700 Misc 300 Any questions please ask.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	45
Revolving Credit Balance:	$717.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381760

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381760	$17,500	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381760. Member loan 381760 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,584 / month
Current employer:	Alief Independent School District	Debt-to-income ratio:	20.40%
Length of employment:	20 years	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Alief Independent School District
Education:	University of Houston-Downtown

This borrower member posted the following loan description, which has not been verified:

I will use this loan to payoff my debt.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,085.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382322

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382322	$5,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382322. Member loan 382322 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	GE Transportation	Debt-to-income ratio:	24.07%
Length of employment:	7 months	Location:	ERIE, PA

Home town:	cambridge springs
Current & past employers:	GE Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

plan on buying a car that i want to fix it up and restore it

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	16
Revolving Credit Balance:	$4,305.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382413

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382413	$6,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382413. Member loan 382413 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	CISCO Chemicals	Debt-to-income ratio:	14.75%
Length of employment:	2 months	Location:	Lilburn, GA

Home town:	Lilburn
Current & past employers:	CISCO Chemicals, Joe Tools
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Trading in current motorcycle, sport bike, for this new motorcycle loan, cruiser. I have never missed a payment on any of my loans.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,184.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382609

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382609	$6,700	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382609. Member loan 382609 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,017 / month
Current employer:	Citysearch	Debt-to-income ratio:	14.21%
Length of employment:	2 years	Location:	Miami Beach, FL

Home town:	New York
Current & past employers:	Citysearch, Citysearch
Education:	Fashion Institute of Technology (FIT)

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate 4 of my credit cards to have a better and lower monthly rate.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	72
Revolving Credit Balance:	$53,683.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382649

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382649	$3,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382649. Member loan 382649 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	retired	Debt-to-income ratio:	18.58%
Length of employment:	n/a	Location:	pennsgrove, NJ

Home town:
Current & past employers:	retired, Department of Education (ED)
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off a few higher interest loans. Thank you.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,161.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382651

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382651	$9,325	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382651. Member loan 382651 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Arctic Transportation Services	Debt-to-income ratio:	18.58%
Length of employment:	8 years 5 months	Location:	nome, AK

Home town:	Stephenville
Current & past employers:	Arctic Transportation Services, Bering Air
Education:	Texas Aero Tech

This borrower member posted the following loan description, which has not been verified:

I have started a aircraft paint shop and aircraft maintenance shop. I have capital to work but need money to purchase more equipment. I need a EPA certified paint booth to paint small parts and flight control surfaces. It`s cost is $11,000.00 and doubles as a powder coating booth. I also need a steam pressure washer and waist water vacuum system. It`s cost is $6000.00. The balance would be used for technical manuals which are very expinsive. Iv`e been in the aviation field since 1985. I hold A&P and IA certificates which allow me to do all aspects of maintenance, inspection and modification. My painter has 23 years experiance and does a first rate job. I have nearly all the tools and equipment I need. The addition of this equipment would cut my labor cost and provide a more quality finished product which will bring more business to my door.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,614.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382672

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382672	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382672. Member loan 382672 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	scholastic uniforms	Debt-to-income ratio:	19.12%
Length of employment:	5 years	Location:	brooklyn, NY

Home town:	brooklyn
Current & past employers:	scholastic uniforms, independence community bank
Education:	CUNY Brooklyn College

This borrower member posted the following loan description, which has not been verified:

credit card debt

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,729.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 382687

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382687	$6,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382687. Member loan 382687 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	St. Lucie County School Board	Debt-to-income ratio:	23.77%
Length of employment:	1 year 2 months	Location:	Port St Lucie, FL

Home town:	Peekskill
Current & past employers:	St. Lucie County School Board, St. Lucie County School Board
Education:	Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

I am currently seeking to consolidate my credit card debt into one monthly payment, at a lower interest rate.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,581.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382694

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382694	$16,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382694. Member loan 382694 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$37,500 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	9.66%
Length of employment:	2 years 6 months	Location:	San Marino, CA

Home town:	Walnut Creek
Current & past employers:	Kaiser Permanente
Education:	University of Michigan, University of Pennsylvania, Harvard University

This borrower member posted the following loan description, which has not been verified:

I am undertaking a fairly large home improvement project: add a master suite, 2 bathrooms, and expand the family room. The total cost of this project is about $200K. I am putting in $175K of my own funds. The current value of the home is $1.2M. Like many people these days, I don't have much equity in my home from which to borrow. I have been having trouble borrowing from traditional financial institutions. I hope Lending Club can help. I have been continuously employed in the same profession since finishing graduate school 16 years ago. Monthly income is over $35,000. Monthly mortgage payment $6500. Monthly auto payment $592. Other monthly debt payment $2000.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$255,805.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382709

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382709	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382709. Member loan 382709 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	american insulated wire	Debt-to-income ratio:	3.84%
Length of employment:	22 years	Location:	Pawtucket, RI

Home town:
Current & past employers:	american insulated wire
Education:

This borrower member posted the following loan description, which has not been verified:

home improvement

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,665.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382739

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382739	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382739. Member loan 382739 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	Alacriti, Inc	Debt-to-income ratio:	11.44%
Length of employment:	1 year 5 months	Location:	North Brunswick, NJ

Home town:
Current & past employers:	Alacriti, Inc, Loehmann's
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Will be used to pay off high interest credit cards. I'm a college graduate who has been working at an IT company for over a year. I went into the work force as soon as I graduated because I wanted to get a jump start on my career. I'm currently a part time worker but have been offered a full time position with the company and will be a full time employee starting in May =) I love my job and career path I have chosen. Everything is going smoothly, except for the debt aspect. As a student I managed to accrue some debt. I had classes, books, et... to pay for and the credit cards were my means of funding. Unfortunately, the interest rates have skyrocketed and I just can't seem to be able to pay it down. I always pay more than the minimum required but it does not seem to make a dent. One credit card has a large balance and a very high interest rate and more than 1/2 of the monthly payment is wiped out by the interest rate fee. Please help me stop this vicious cycle. I am a responsible individual with good credit history, always pay on time and a stable job. My income will increase starting in May and even now there is no problems with me making the required monthly payments at all. I just need some help in getting myself on my feet and charging into a brighter future. Please consider me for this loan and I will be extremely grateful. Thank you.

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,389.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Posting Report Supplement No. 146 dated March 7, 2009